Exhibit 23.1
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to the  reference  to our  firm  under  the  caption  "Experts"  in post-effective amendment No. 4 on Registration Statement (Form S-3) to Registration Statement (Form S-1 No. 33-64968) and related Prospectus of OXiGENE, Inc. for the registration of shares of common stock underlying outstanding warrants and to the incorporation by reference therein of our report dated January 12, 1998, with respect to the financial statements of OXiGENE, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                       /s/  Ernst & Young LLP
                                                       ERNST & YOUNG LLP

New York, New York
July 16, 1998